Exhibit 23.1

UHY Malaysia PLT
202406000040 (LLP 0041391-LCA)
Chartered Accountants
Suite 11.05, Level 11
The Gardens South Tower
Mid Valley City
Lingkaran Syed Putra
59200 Kuala Lumpur

Phone +60 3 2279 3088
Fax b +60 3 2279 3099
Email uhykl@uhy.com.my
Web www.uhy.com.my

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our reports in the Registration Statement on Form F-1, filed under the Securities Act of 1933. This includes our report dated 5 July 2024 on the financial statement of Antharas Hills Sdn. Bhd. for the financial year ended 31 December 2022 and 31 December 2023, and our report dated 25 October 2024 on the review of interim financial information for the financial period ended 30 June 2024. We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

UHY Malaysia PLT

202406000040 (LLP0041391-LCA) & AF1411

Chartered Accountants

KUALA LUMPUR, MALAYSIA

28 February 2025

A member of UHY International, a network of independent accounting and consulting firms.